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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



                       Date of Report:  January 16, 1997


                            IMAGEMATRIX CORPORATION
                            -----------------------
             (Exact name of registrant as specified in its charter)


        Colorado                    0-20747            84-1313108
------------------------------  ----------------   -------------------
(State or other jurisdiction    (Commission File   (I.R.S. Employer
     of incorporation)               Number)       Identification No.)


                       400 S. Colorado, Blvd., Suite 500
                             Denver, Colorado 80222
                             ----------------------
         (Address, including zip code, of principal executive offices)


                                 (303) 399-3700
                                 --------------
                        (Registrant's telephone number,
                              including area code)
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
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     On January 16, 1997, ImageMatrix Corporation (the" Company") sold, in an offshore private placement, 256,937 shares of Common Stock for gross proceeds of $500,000. The stock was sold to Optimum Fund, a non-U.S. person, pursuant to Rule 903 of Regulation S as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended. U.S. Milestone Corporation acted as distributor, as defined in Rule 902(c), in the transaction, in exchange for commissions in the amount of $35,000. The purchaser qualifies as a non-U.S. person because it is not a natural person resident in the United States; it is not a partnership or corporation organized or incorporated under the laws of the United States; it is not an estate of which the executor or administrator is a U.S. person; it is not a trust of which the trustee is a U.S. person; it is not an agency or branch or a foreign entity located in the United States; it is not a non-discretionary account or similar account held by a dealer or other fiduciary for the benefit or account of a U.S. person; it is not a discretionary account or similar account held by a dealer or other fiduciary organized, incorporated, or resident in the United States; and it is not a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act. The sale was an offshore transaction because the offer was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATED, this 31st day of January, 1997.


                                        IMAGEMATRIX CORPORATION


                                        By: /s/ Gerald E. Henderson
                                           ------------------------------
                                           Gerald E. Henderson, President

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